Exhibit 99.1

News From:

Release Date: July 25, 2013

Contact:

Jenniffer Collins

IGI Laboratories, Inc.

(856) 697-1441

www.igilabs.com

IGI LABORATORIES ANNOUNCES 2nd QUARTER 2013 RESULTS

BUENA, NJ - (BUSINESS WIRE) – IGI Laboratories, Inc. (NYSE MKT: IG), a New Jersey based topical generic drug development and manufacturing company, announced its financial results for the second quarter ended June 30, 2013.

Second Quarter and Year to Date 2013 Highlights

•

Total revenues of $3.8 million in the second quarter of 2013, an increase of 57% over the same quarter in 2012

•

Total revenues of $7.5 million for the six months ended June 30. 2013, an increase of 76% over the same period in 2012

•

Total revenues generated from the sale of IGI label generic topical pharmaceutical products for the three and six months ended June 30, 2013 were $1.4 million, and $2.8 million, respectively

•

Revenue from our formulation and manufacturing contract services business increased by 10% year to date in 2013 as compared to the same period in 2012

•

Gross profit increased to 30.1% for the six months ended June 30, 2013 from 28.6% in the same period of 2012

•

Filed one Abbreviated Drug Application, or ANDA, with the U.S. Food and Drug Administration (FDA) in the second quarter of 2013

•

Net loss was $0.4 million and $0.6 million in the second quarter of 2013 and 2012, respectively

•

Net loss was $0.7 million and $1.3 million for the six months ended June 30, 2013 and 2012, respectively

•

Net loss included research and development costs of $0.8 million and $0.6 million in the second quarter of 2013 and 2012, respectively

IGI’s President and Chief Executive Officer, Jason Grenfell-Gardner, stated, “I am extremely pleased with the progress we have made to obtain IGI’s current market position in our first three IGI labeled topical pharmaceutical products.  We are ready to launch our fourth product, econazole nitrate cream 1%, which we acquired earlier this year, during the third quarter of 2013 pending final FDA approval of our site transfer.  We have expanded our IGI label customer base for our existing product lines, and we continue to explore opportunities to potentially expand our product portfolio.  Our formulation and manufacturing contract services revenue continued to grow, and has increased 10% over 2012 year to date.”  Mr. Grenfell-Gardner continued, “Our research and development team has filed three ANDAs in 2013, one in January, one in April, and one in July, which brings our total filings pending with the US FDA to 11.  Our team is committed to our plan to file at least six ANDAs in 2013.  We remain on track for our target to at least double our 2012 total revenue and achieve profitability in 2013.”

The Company will hold a conference call today at 4:30 pm ET to discuss 2nd quarter 2013 results.

The Company invites you to listen to the call by dialing 1-866-515-2909. International participants should call 1-617-399-5123. The passcode for the conference call is 19569314.

This call is being webcast by Thomson and can be accessed at IGI's website at www.igilabs.com.

The webcast is also being distributed through the Thomson StreetEvents Network. Individual investors can listen to the call at www.earnings.com, Thomson's individual investor portal, powered by StreetEvents (www.streetevents.com), a password-protected event management site.

IGI LABORATORIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share information)

(Unaudited)

Three months ended June 30,	Six months ended June 30,

	2013	2012	2013	2012
Revenues:
Product sales, net	$ 3,706	$ 1,861	$ 7,174	$ 3,371
Research and development income	109	564	268	872
Licensing, royalty and other income	5	12	62	26
Total revenues	3,820	2,437	7,504	4,269

Cost and expenses:
Cost of sales	2,673	1,683	5,248	3,049
Selling, general and administrative expenses	706	615	1,386	1,273
Product development and research expenses	805	644	1,463	1,116
Total costs and expenses	4,184	2,942	8,097	5,438
Operating loss	(364)	(505)	(593)	(1,169)
Interest (expense) and other, net	(39)	(83)	(67)	(154)

Net loss	$ (403)	$ (588)	$ (660)	$ (1,323)

Basic and diluted loss per share	$ (0.01)	$ (0.01)	$ (0.02)	$ (0.03)

Weighted Average of Common Stock and Common Stock Equivalents Outstanding
Basic and diluted	43,206,016	39,522,868	43,070,335	39,511,745

IGI LABORATORIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

For the six months ended June 30, 2013 and 2012

(in thousands)

	2013	2012
Cash flows from operating activities:
Net loss	$(660)	$(1,323)
Non-cash expenses	389	539
Changes in operating assets and liabilities	(680)	(147)

Net cash used in operating activities	(951)	(931)

Net cash used in investing activities	(1,575)	(336)

Net cash provided by financing activities	1,303	4

Net decrease in cash and cash equivalents	(1,223)	(1,263)
Cash and cash equivalents at beginning of period	2,536	2,914
Cash and cash equivalents at end of period	$1,313	$1,651

IGI LABORATORIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share information)

	June 30, 2013	December 31, 2012*
ASSETS
Current assets:

Cash and cash equivalents	$1,313	$2,536
Accounts receivable, net	2,602	1,577
Inventories	2,104	1,773
Prepaid expenses and other receivables	297	253
Total current assets	6,316	6,139

Property, plant and equipment, net	2,650	2,691
Product acquisition costs	1,426	-
Restricted cash, long term	54	54
License fee, net	250	300
Debt issuance costs, net	85	100
Other assets	155	143
Total assets	$10,936	$9,427

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,179	$1,091
Accrued expenses	1,433	820
Deferred income, current	104	48
Capital lease obligation, current	13	17
Total current liabilities	2,729	1,976

Note payable, bank	2,000	1,000
Deferred income, long term	17	20
Capital lease obligation, long term	-	4
Total liabilities	4,746	3,000

Commitments and contingencies

Stockholders’ equity: Series A Convertible Preferred stock, liquidation preference - $500,000 at June 30, 2013 and December 31, 2012	500	500
Series C Convertible Preferred stock, liquidation preference - $1,802,671 at June 30, 2013 and $1,764,240 at December 31, 2012	1,517	1,517
Common stock	452	446
Additional paid-in capital	47,826	47,409
Accumulated deficit	(44,105)	(43,445)
Total stockholders’ equity	6,190	6,427
Total liabilities and stockholders’ equity	$10,936	$9,427

* Derived from the audited December 31, 2012 financial statements

About IGI Laboratories, Inc.

IGI Laboratories is a developer and manufacturer of topical formulations for the pharmaceutical, OTC, and cosmetic markets. Our mission is to be a leading player in the generic topical prescription drug market.

IGI Laboratories, Inc. “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. This press release includes certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions, and other statements contained in this press release that are not historical facts and statements identified by words such as " will," “believe”, “target”, “plan,” "possible," "one time," "provides an opportunity," "continue" or words of similar meaning. These statements are based on our current beliefs or expectations and are inherently subject to various risks and uncertainties, including those set forth under the caption "Risk Factors" in IGI Laboratories, Inc.’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and other reports we file with the Securities and Exchange Commission. Actual results may differ materially from these expectations. actors that could cause actual results to differ materially from these expectations include, but are not limited to: our inability to meet current or future regulatory requirements in connection with existing or future ANDAs; our inability to achieve profitability; our failure to obtain FDA approvals as anticipated; our inability to execute and implement our business plan and strategy; the potential lack of market acceptance of our products; our inability to protect our intellectual property rights; changes in global political, economic, business, competitive, market and regulatory factors; and our inability to complete successfully future product acquisitions. IGI Laboratories, Inc. does not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.